SCHEDULE 14A
                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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   FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED
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                       IMPORTANT - IMPORTANT - IMPORTANT

We need the support of FFC shareholders in approving Proposal 2:

o The Fund has outstanding several series of Auction Market Preferred Securities (AMPS), each of which holds regular auctions.

o Currently, an extraordinary event, such as occurred on 9/11/2001, could disrupt one or more of these auctions and possibly result in the Fund redeeming shares of AMPS.

o Common stockholders could experience an increase in the cost of the Fund's leverage if auctions were disrupted by an extraordinary event. In addition, redemption of AMPS could result in a reduction in the Fund's dividend rate.

o    AMPS holders could lose their opportunity to invest in FFC.

o Proposal 2 modifies procedures in case of an extraordinary event, as described in the accompanying Joint Proxy Statement.

o Your Board of Directors unanimously recommends that FFC shareholders approve Proposal 2 to avoid the possibility of adverse consequences from an extraordinary event.


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                          YOUR VOTE IS VERY IMPORTANT!

In order to avoid additional expenses to the Fund and shareholders we need your vote in approving Proposal 2 for FFC:

o The Fund has outstanding several series of Auction Market Preferred Securities (AMPS), each of which holds regular auctions.

o Currently, an extraordinary event, such as occurred on 9/11/2001, could disrupt one or more of these auctions and possibly result in the Fund redeeming shares of AMPS.

o Common stockholders could experience an increase in the cost of the Fund's leverage if auctions were disrupted by an extraordinary event. In addition, redemption of AMPS could result in a reduction in the Fund's dividend rate.

o    AMPS holders could lose their opportunity to invest in FFC.

o Proposal 2 modifies procedures in case of an extraordinary event, as described in the accompanying Joint Proxy Statement.

o Your Board of Directors unanimously recommends that FFC shareholders approve Proposal 2 to avoid the possibility of adverse consequences from an extraordinary event.